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                                                                    EXHIBIT 23.2

     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-69480, 333-56116, and 333-115784) of W-H Energy Services, Inc. of our report dated March 11, 2005 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, TX
March 3, 2006